UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 7, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 7, 2016, Navidea Biopharmaceuticals, Inc. (the “Company”) received a notice (the “Notice”) from Capital Royalty Partners II L.P., as Secured Party and as Control Agent, Capital Royalty Partners II – Parallel Fund “A” L.P., as Secured Party, and Parallel Investment Opportunities Partners II L.P., as Secured Party (collectively, “CRG”), pursuant to the Term Loan Agreement, dated May 8, 2015, as amended by Amendment 1 to Term Loan Agreement, dated as of December 23, 2015 (as amended, the “Loan Agreement”), by and among the Company, the subsidiary guarantors from time to time party thereto and CRG.

The Notice claims that Events of Default have occurred under Sections 11.01(m) (alleging that a Change of Control has occurred), 11.01(e) (alleging that the Company’s agreement with Platinum reported in the Company’s Current Report on Form 8-K filed on March 18, 2016 constituted an amendment, modification, waiver or supplement to the Loan Agreement, dated July 25, 2012, between the Company and Platinum-Montaur Life Sciences LLC that required the written consent of CRG and that a subsidiary of the Company opened a bank account without notifying CRG) and 11.01(d) (alleging that the failure by the Company to notify CRG of a Default itself constitutes an Event of Default) of the Loan Agreement. The Company has also learned that CRG filed an Original Petition (the “Petition”) in the District Court for Harris County, Texas alleging the same Events of Default as set forth in the Notice and seeking an undetermined amount of damages and a declaratory judgment that the Company is in default under the Loan Agreement and that CRG, as a result, is entitled to the remedies set forth in Section 11.02 of the Loan Agreement. In the Notice, CRG indicated that it elected not to require the amounts due under the Loan Agreement to be immediately due and payable, but claims that the Obligations under the Loan Agreement shall accrue interest at a rate equal to the Default Rate until paid in full.

The Company’s position is that the alleged claims do not constitute Events of Default under the Loan Agreement and intends to vigorously defend against these claims. The Company is evaluating its options, including the possible assertion of counterclaims.

The description of the Notice set forth above does not purport to be complete and is qualified by reference to the Notice, a copy of which is set forth herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

99.1	Notice from CRG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: April 13, 2016	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Description

99.1	Notice from CRG